Exhibit 99.1

REDWOOD TRUST REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

MILL VALLEY, CA – Redwood Trust, Inc. (NYSE:RWT; "Redwood" or the "Company"), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the quarter ended June 30, 2022.
Key Financial Results and Metrics
•GAAP book value per common share was $10.78 at June 30, 2022, approximately a 10% decrease from $12.01 per share at March 31, 2022
•GAAP net loss of $(0.85) per diluted common share, of which $(0.74) per share was attributable to net fair value changes on long-term investments, substantially all of which were unrealized
•Economic return on book value of (8.3)%(1)
•Recourse leverage ratio of 2.5x at June 30, 2022(2)
•Declared and paid a regular quarterly dividend of $0.23 per common share for the second quarter 2022
Operational Business Highlights
Investment Portfolio
•Deployed $166 million of capital into new, attractively priced organic and third-party investments
•Credit performance remained strong with stable delinquencies and continued home price appreciation
•Investment Portfolio secured leverage of 1.4x as of June 30, 2022
Business Purpose Mortgage Banking
•Funded $923 million in business purpose loans, essentially flat with first quarter 2022 fundings
◦Second quarter fundings included $561 million of bridge loans (up 35% from the first quarter) and $361 million of single-family rental ("SFR") loans (down 28% from the first quarter)
•Securitized $563 million of loans in two transactions (one backed by $313 million of SFR loans, and one backed by $250 million of bridge loans with a 24-month revolving feature)
•Received a special servicing ranking from DBRS Morningstar, acknowledging CoreVest's successful performance in loan management
Residential Mortgage Banking
•Distributed $1.2 billion of jumbo loans through whole loan sales; at June 30, 2022, total net jumbo loan exposure was $751 million, down 44% from the end of the first quarter(3)
•Locked $1.0 billion of jumbo loans, down from $2.6 billion in first quarter 2022(4); loan purchase commitments were $0.5 billion, down from $2.0 billion in first quarter 2022(5)
◦Second quarter lock mix was 82% purchase money loans and 18% refinancings(4)

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See following page for footnotes.

Financing and Capital Markets Highlights
•Maintained robust balance sheet with unrestricted cash of $371 million and available capital of $190 million at June 30, 2022(6)
•Successfully closed new warehouse facility with up to $400 million of capacity to fund CLO-eligible multifamily bridge loans originated by CoreVest
•Raised $215 million of gross proceeds through a convertible debt offering with a 5-year term; use of proceeds includes opportunistic deployment of capital into attractive investments in our investment portfolio and operating businesses
•Repurchased 3.7 million shares of Redwood’s common stock at a cost of $33 million (including $25 million purchased in conjunction with RWT’s June convertible debt offering and an additional $8 million through open market purchases), resulting in $0.10 per share of book value accretion in the second quarter
RWT Horizons Highlights
•Completed three new investments in the second quarter of 2022
•Recognized approximately $10 million of pre-tax valuation gain from an early RWT Horizons investment
•Since inception, RWT Horizons has completed 24 technology venture investments in 21 companies with an aggregate of over $25 million of allocated capital
Environmental, Social, Governance ("ESG") Highlights
•Published inaugural ESG report, which included reporting aligned with Sustainability Accounting Standards Board ("SASB")
Post Q2'22 Activity
•Closed the previously announced acquisition of Riverbend Funding, LLC and its subsidiaries ("Riverbend"), a best-in-class private mortgage lender to investors in transitional residential and multifamily real estate, for an initial cash purchase price of approximately $44 million paid at closing(7)
•Redwood's Board of Directors approved a new share repurchase program with authorization to purchase up to $125 million of its common stock

"Our financial results reflect the historic volatility and spread widening that characterized markets during the second quarter,” said Christopher Abate, Chief Executive Officer of Redwood. “The magnitude of rapidly rising rates impacted our Residential Mortgage Banking business, while demand for shorter-term financing from our business purpose lending borrowers proved more resilient. Despite a challenging environment for execution and loan distribution, we enter the third quarter in a healthy risk position with low levels of inventory due to the depth of our distribution channels, and sound credit fundamentals within our investment portfolio."
Continued Abate, "With our recent capital raise, we are well-positioned to take advantage of an array of opportunities for our investment portfolio or within our capital structure, further driving shareholder value."
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(1)    Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period.
(2)    Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. Recourse debt excludes $9.3 billion of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $35 million of intangible assets.
(3)    Total net jumbo loan exposure represents the sum of $1.0 billion of loans held on balance sheet and $0.3 billion of loans identified for purchase (locked loans not yet purchased), less $0.5 billion of loans subject to forward sale commitments, each at June 30, 2022.
(4) Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process.
(5)    Loan purchase commitments include estimated potential fallout from locked pipeline that typically occurs through the lending process.
(6)    Available capital of $190 million represents our available investable capital at June 30, 2022 and is adjusted for the cash purchase price paid for Riverbend Lending at closing of approximately $44 million (subject to certain adjustments including potential earnout consideration).
(7) Subject to certain adjustments including potential earnout consideration.

Second Quarter 2022 Redwood Review Available Online
A further discussion of Redwood's business and financial results is included in the second quarter 2022 Shareholder Letter and Redwood Review which are available within the “Quarterly Results” section under "Financials" on the Company’s investor relations website at ir.redwoodtrust.com.
Conference Call and Webcast
Redwood will host an earnings call today, July 28, 2022, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its second quarter 2022 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. A replay of the call will be available through midnight on Thursday, August 11, 2022, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #13729620.
The conference call will be webcast live in listen-only mode through the Events and Presentations section of Redwood Trust's Investor Relations website at https://ir.redwoodtrust.com/events-and-presentations/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission by Tuesday, August 9, 2022, and also make it available on Redwood’s website.
About Redwood
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our aggregation, origination and investment activities have evolved to incorporate a diverse mix of residential, business purpose and multifamily assets. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in three segments: Residential Mortgage Banking, Business Purpose Mortgage Banking and Investment Portfolio. Additionally, through RWT Horizons™, our venture investing initiative, we invest in early-stage companies strategically aligned with our business across the lending, real estate, and financial technology sectors to drive innovations across our residential and business-purpose lending platforms. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and established a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn, Twitter, or Facebook.

Forward-Looking Statements:  This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the amount of residential mortgage loans that we identified for purchase during the second quarter of 2022, expected fallout and the corresponding volume of residential mortgage loans expected to be available for purchase, residential mortgage loans subject to forward sale commitments, statements related to our authorization to repurchase up to $125 million of common stock, statements relating to our estimates of our available capital, and the expected timing for the filing of Redwood's Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

($ in millions, except per share data)	Three Months Ended
	6/30/2022	3/31/2022
Financial Performance
Net income (loss) per diluted common share	$(0.85)	$0.24
Return on Equity (annualized)	(28.8)%	8.6%

Book Value per Share	$10.78	$12.01
Dividend per Share	$0.23	$0.23
Economic Return on Book Value (1)	(8.3)%	1.5%

Available Capital (in millions)	$190	$140
Recourse Leverage Ratio (2)	2.5x	2.1x
Operating Metrics
Business Purpose Loans
SFR fundings	$361	$505
Bridge fundings	$561	$415
SFR securitized	$313	$—
Bridge securitized	$250	$—
SFR sold	$—	$332
Residential Jumbo Loans
Locks	$1,011	$2,630
Purchases	$1,137	$2,008
Securitized	$—	$687
Sold	$1,238	$1,827

(1)    Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period.
(2)    Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. As of June 30, 2022 and March 31, 2022, recourse debt excluded $9.3 billion and $9.6 billion, respectively, of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excluded $35 million and $38 million, respectively, of intangible assets.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21

Interest income	$167	$189	$162	$146	$139
Interest expense	(127)	(136)	(112)	(104)	(108)
Net interest income	40	53	50	42	31
Non-interest income (loss)
Residential Mortgage banking activities, net	(18)	8	12	33	21
Business Purpose Mortgage banking activities, net	(12)	8	24	30	33
Investment fair value changes, net	(88)	(6)	7	26	49
Other income, net	7	6	4	2	2
Realized gains, net	—	3	—	7	8
Total non-interest income (loss), net	(111)	19	47	98	114
General and administrative expenses	(32)	(35)	(39)	(48)	(41)
Loan acquisition costs	(3)	(4)	(4)	(5)	(4)
Other expenses	(3)	(4)	(5)	(4)	(4)
(Provision for) benefit from income taxes	9	2	(5)	4	(7)
Net income (loss)	$(100)	$31	$44	$88	$90

Weighted average diluted shares (thousands) (2)	119,660	140,506	143,540	141,855	141,761
Diluted earnings (loss) per common share	$(0.85)	$0.24	$0.34	$0.65	$0.66
Regular dividends declared per common share	$0.23	$0.23	$0.23	$0.21	$0.18

(1)Certain totals may not foot due to rounding.
(2)In the periods presented above, weighted average diluted shares included shares from the assumed conversion of our convertible and/or exchangeable debt in accordance with GAAP diluted EPS provisions. Actual shares outstanding (in thousands) at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021 were 116,753, 120,289, 114,892, 114,662, and 113,053, respectively.

Analysis of Income Statement - Changes from First to Second Quarter 2022
•Net interest income decreased from the first quarter, as higher income from additional deployment of capital into our bridge loan portfolio was offset by expected decreases in yield maintenance income on our SFR securities and lower discount accretion income on our available-for-sale securities, primarily due to slower prepayments associated with rising interest rates.
•Income from Residential Mortgage Banking activities declined from the first quarter due to a combination of lower volumes and margins. While sharp increases in mortgage rates negatively impacted overall industry origination volumes, given the market volatility, we also focused on risk management and were deliberate in moderating volume and moving risk quickly. Profitability during the quarter was challenged as severe credit spread widening negatively impacted both securitization and whole loan sale executions and continued interest rate volatility drove higher hedging costs.

•Despite record funding volumes, income from Business Purpose Mortgage Banking activities declined from the first quarter as continued market volatility and credit spread widening negatively impacted valuations of our loan inventory held-for-sale and resulted in lower margins for SFR loans we originated during the quarter. Despite rising interest rates, demand for business purpose loans remained strong in the second quarter, with funded volumes in bridge loans increasing 35% quarter-over-quarter.
•Net negative investment fair value changes on our Investment Portfolio in the second quarter reflected the historic magnitude of credit spread widening in the market during the quarter. The negative fair value changes were partially offset by fair value increases in our IO securities and MSRs, which benefited from rising interest rates, and our home equity investments ("HEI"), which benefited from continued home price appreciation. Negative fair value changes primarily reflected unrealized mark-to-market losses, while fundamental credit performance, including delinquencies and LTVs remained stable across our portfolio.
•General and administrative expenses decreased from the first quarter, primarily due to a decrease in variable compensation, associated with the decrease in quarterly GAAP earnings.
•Other expenses were primarily comprised of acquisition-related intangible amortization expenses.
•Our benefit from income taxes resulted from GAAP losses incurred at our taxable REIT subsidiary in the second quarter.

REDWOOD TRUST, INC.
Consolidated Income Statements (1)	Six Months Ended June 30,
($ in millions, except share and per share data)	2022	2021

Interest income	$357	$267
Interest expense	(263)	(211)
Net interest income	94	56
Non-interest income (loss)
Mortgage banking activities, net	(14)	137
Investment fair value changes, net	(94)	95
Other income	13	6
Realized gains, net	3	11
Total non-interest income (loss)	(92)	249
General and administrative expenses	(67)	(84)
Loan acquisition costs	(8)	(7)
Other expenses	(8)	(8)
(Provision for) benefit from income taxes	12	(18)
Net income (loss)	$(69)	$187

Weighted average diluted shares (thousands)	119,772	141,139
Diluted earnings (loss) per common share	$(0.60)	$1.38
Regular dividends declared per common share	$0.46	$0.34

(1)Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21

Residential loans	$6,579	$7,217	$7,592	$6,216	$5,743
Business purpose loans	5,203	4,755	4,791	4,694	4,409
Consolidated Agency multifamily loans	443	452	474	483	485
Real estate securities	284	359	377	353	355
Other investments	680	636	642	422	309
Cash and cash equivalents	371	409	450	557	421
Other assets	316	425	380	347	275
Total assets	$13,876	$14,253	$14,707	$13,073	$11,996

Short-term debt	$1,870	$1,647	$2,177	$1,751	$1,485
Other liabilities	197	325	249	263	195
Asset-backed securities issued	8,584	8,872	9,254	8,184	7,537
Long-term debt, net	1,966	1,964	1,641	1,500	1,484
Total liabilities	12,617	12,808	13,321	11,697	10,701

Stockholders' equity	1,258	1,445	1,386	1,376	1,295

Total liabilities and equity	$13,876	$14,253	$14,707	$13,073	$11,996

Shares outstanding at period end (thousands)	116,753	120,289	114,892	114,662	113,053
GAAP book value per share	$10.78	$12.01	$12.06	$12.00	$11.46

(1)Certain totals may not foot due to rounding.

CONTACTS
Investor Relations
Kaitlyn Mauritz
SVP, Head of Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com